Exhibit 99.1

ASX ANNOUNCEMENT	12 January 2026

EBR Announces Strong Q4 FY2025 Commercial and Clinical Progress

Key Highlights

•	Strong commercial momentum continued through Q4 2025 with case volumes doubling from Q3 2025

•	The WiSE® System was successfully implanted in 18 commercial patients during the quarter, reaching 30 implants for the combined pilot phase and Limited Market Release

•	EBR expects to report revenue in the range of US$870K and US$935K for Q4 2025, and total 2025 revenue in the range of US$1,552K and $1,617K, based on preliminary unaudited year-end results and subject to year-end closing adjustments

•	The Limited Market Release continued to advance in Q4 with an incremental 9 purchase agreements signed and 11 additional physicians trained to support the adoption of WiSE

•	WiSE-UP post-approval study commenced, with initial patient enrolments

•	TLC-AU feasibility study commenced, with the first patient enrolled

Sunnyvale, California; 12 January 2026: EBR Systems, Inc., (ASX: “EBR”, “EBR Systems”, or the “Company”), developer of the world’s only wireless cardiac pacing device for heart failure, is pleased to present its quarterly activities and preliminary results report for the quarter ended 31 December 2025 (Q4 2025).

John McCutcheon, EBR Systems’ President & Chief Executive Officer said:

“In Q4 2025, we continued to make solid progress across both our commercial and clinical programs. Case volumes increased meaningfully, reflecting growing physician experience and expanding site readiness. Additionally, we advanced important clinical initiatives, including the commencement of the WiSE-UP post-approval study and the first patient enrolled and implanted in the TLC-AU feasibility study. With ongoing progress in our Limited Market Release, we remain focused on disciplined execution and building the evidence base required to support broader adoption of the WiSE System.”

Continued momentum in commercial adoption

The thirtieth commercial implant of the WiSE® System was successfully completed for the year.

The WiSE System was implanted in 18 commercial patients during Q4 2025, doubling the number performed in Q3 2025. An additional 9 purchase agreements were signed with target centres during the quarter, adding to the 12 signed in previous quarters.

A total of 33 physicians have now been trained to implant the WiSE System, with 11 of these trained during Q4 2025. Hospital education on the process for NTAP and TPT reimbursement schemes is also progressing, while site activations and case scheduling continue under this Limited Market Release, laying a strong foundation for Q1 2026.

Several of these implants were performed by Dr Ram Amuthan from the Louis Stokes Cleveland Veterans Affairs Medical Center in Ohio, a leading hospital within the Veterans Integrated Service Network.

Dr Amuthan, MD, Clinical Cardiac Electrophysiologist, said:

"This Veteran with heart failure had previously undergone an unsuccessful attempt at conventional cardiac resynchronization therapy (CRT) upgrade due to anatomical limitations that precluded coronary sinus lead placement, rendering standard transvenous resynchronization therapy infeasible. To achieve effective left ventricular activation, the multidisciplinary team utilized the WiSE system to deliver left ventricular endocardial pacing, providing an alternative resynchronization strategy for a complex clinical presentation.

EBR SYSTEMS, INC.   (ARBN 654 147 127)

480 Oakmead Parkway, Sunnyvale CA 94085 USA     T: +1 408 720 1906     W: https://ebrsystemsinc.com/

While this patient had prior transvenous lead implantation, our program continues to expand its CRT capabilities to include both lead-based and leadless upgrade approaches in order to improve access to advanced therapies for patients with limited conventional options. We were honored to perform the 30th WiSE implantation nationally, and to introduce this technology in support of our mission to deliver innovative, high-quality cardiovascular care to the Veteran population."

WiSE-UP Post Approval Study

In Q4 2025, four patients were enrolled in the WiSE® System Utilization & Performance (WiSE-UP) Study.

The first three procedures were performed in November 2025 at St. Bernards Heart & Vascular Center by globally respected electrophysiologist Dr. Devi Nair. In December, an additional patient was successfully enrolled by Dr. Dinesh Sharma, at Naples Comprehensive Health (NCH), collectively marking a significant milestone in the advancement of CRT for patients with heart failure.

Sponsored by EBR Systems, the WiSE-UP Study is a prospective observational study designed to evaluate real-world outcomes for heart failure patients receiving the FDA-approved WiSE System utilising left ventricular endocardial pacing (LVEP) for CRT. The study will follow more than 300 commercial patients across 50 centres over a five-year period and will generate both short- and long-term performance metrics.

Totally Leadless CRT (TLC-AU) Study

In December, the first patient was enrolled in the Totally Leadless CRT (TLC-AU) feasibility study. The procedure was performed at Princess Alexandra Hospital in Brisbane, Australia, by respected electrophysiologist Dr Paul Gould, MBBS, FRACP, FCANZ, with the WiSE System implanted alongside an Abbott Aveir™ DR leadless pacemaker.

Totally leadless CRT, combining the WiSE System with a leadless right ventricular pacemaker, has been previously published1 and is included in existing FDA-approved labelling for patients with an existing leadless pacemaker who subsequently require an upgrade to cardiac resynchronisation therapy (CRT).

The TLC-AU study builds on this experience by evaluating totally leadless CRT in patients requiring CRT, including those treated de novo (without prior intervention.) De novo patients account for around 75% of the CRT market, meaning this indication has the potential to significantly expand EBR’s total addressable market and establishing WiSE as a potential first-line option for patients requiring CRT.

Active Investor Engagement

During the quarter, EBR maintained an active presence in the media and investment community. EBR’s management presented at several leading investor conferences including the Morgans Conference 2025, Canaccord Genuity Drug & Device Conference; the Bell Potter Healthcare Conference 2025; E&P 10th Annual SMID Cap Conference; and the Piper Sandler 37th Annual Healthcare Conference.

Additionally, management held a series of investor roadshows across Brisbane, Sydney and Melbourne.

Preliminary Unaudited Financial Information

The Company has not yet completed its financial close process for the quarter and year ended 31 December 2025. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in EBR’s business, including, without limitation, audit adjustments and other developments that may arise between now and the completion of our year-end financial closing procedures and our independent registered public accounting firm’s audit of our consolidated financial statements for the year ended 31 December 2025. Such preliminary revenue results for quarter and year ended 31 December 2025, are subject to change, and should not be viewed as a substitute for audited financial information prepared in accordance with U.S. generally accepted accounting principles. Our independent registered public accounting firm has not audited, nor has it performed any review or other procedures with respect to the preliminary results set forth in this release, nor has it expressed any opinion or any other form of assurance on the preliminary revenue results for 2025 set forth herein.

1 Source: https://academic.oup.com/europace/article/23/5/740/6032815?login=false

EBR SYSTEMS, INC.   (ARBN 654 147 127)

480 Oakmead Parkway, Sunnyvale CA 94085 USA     T: +1 408 720 1906     W: https://ebrsystemsinc.com/

For more information about EBR, please visit https://www.ebrsystemsinc.com/.

ENDS

This announcement has been authorised for release by the EBR Systems General Disclosure Committee, a Committee of the Board of Directors.

For more information, please contact:

Company	Investor Relations
Andrew Shute	Gabriella Hold
Chief Corporate Development Officer	The Capital Network
P: +44 7730 691421	P: +61 2 8999 3699
E: info@ebrwise.com	E: gaby@thecapitalnetwork.com.au

About EBR Systems

Silicon Valley-based EBR Systems (ASX:EBR) is dedicated to superior treatment of cardiac rhythm disease by providing more physiologically effective stimulation through wireless cardiac pacing. The patented proprietary Wireless Stimulation Endocardially (WiSE) technology was developed to eliminate the need for cardiac pacing leads, historically the major source of complications, effectiveness and reliability issues in cardiac rhythm disease management. The initial product is designed to eliminate the need for coronary sinus leads to stimulate the left ventricle in heart failure patients requiring Cardiac Resynchronisation Therapy (CRT). Future products potentially address wireless endocardial stimulation for bradycardia and other non-cardiac indications.

EBR Systems’ WiSE Technology

EBR Systems’ WiSE technology is the world’s only wireless, endocardial (inside the heart) pacing system in clinical use for stimulating the heart’s left ventricle. This has long been a goal of cardiac pacing companies since internal stimulation of the left ventricle is thought to be a potentially superior, more anatomically correct pacing location. WiSE technology enables cardiac pacing of the left ventricle with a novel cardiac implant that is roughly the size of a large grain of rice. The need for a pacing wire on the outside of the heart’s left ventricle – and the attendant problems – are potentially eliminated. WiSE is an investigational device in most markets and is currently only available for sale in the US.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions, and expectations and on information currently available to management. Forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors, many of which are beyond the Company’s control, subject to change without notice and may involve significant elements of subjective judgment and assumptions as to future events which may or may not be correct.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to our ability to commercialize our products and achieve broad market adoption including our estimates of potential revenues, costs, profitability and financial performance; our ability to develop and commercialize new products; our expectations with respect to our clinical trials, including enrollment in or completion of our clinical trials and our associated regulatory applications and approvals; our expectations with respect to the integrity or capabilities of our intellectual property position. These forward-looking statements are based on EBR Systems’ current expectations and inherently involve significant risks and uncertainties. EBR Systems’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those risks described in more detail in its most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents on file with the SEC from time to time and available on the SEC’s website at www.sec.gov.

EBR SYSTEMS, INC.   (ARBN 654 147 127)

480 Oakmead Parkway, Sunnyvale CA 94085 USA     T: +1 408 720 1906     W: https://ebrsystemsinc.com/

Management believes that these forward-looking statements are reasonable as and when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. EBR does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. EBR may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements.

Foreign Ownership Restriction

EBR’s ASX-traded (ASX: EBR) CHESS Depositary Interests (CDIs) are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers or sales which are made outside the US. Accordingly, the CDIs have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. The holders of EBR’s CDIs are unable to sell the CDIs into the US or to a US person unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. Hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act.

EBR SYSTEMS, INC.   (ARBN 654 147 127)

480 Oakmead Parkway, Sunnyvale CA 94085 USA     T: +1 408 720 1906     W: https://ebrsystemsinc.com/